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                                                                 EXHIBIT 10.23

                           EMPLOYMENT AGREEMENT


        This Employment Agreement is entered into as of July 15, 1995, between Byron A. Allen, Jr. ("Employee") and Epitope, Inc., an Oregon corporation (the "Company").

        1.    Services.

              1.1 Employment. The Company agrees to employ Employee as the Vice President of Corporate Communications of the Company, and Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement. Employment shall continue until terminated pursuant to the terms of this Agreement.

              1.2   Duties.  Employee shall have the position named in
Section 1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company, (b) as otherwise set forth on Schedule 1.2 attached to this Agreement (the absence of which shall indicate that no additional specific duties are so provided for), and (c) as determined by the president of the Company from time to time. Subject to the provisions of Section 5.2 hereof, Employee's position and duties may be changed from time to time during the term of this Agreement, including that Employee's place of work may be relocated at the sole discretion of the Company's board of directors.

              1.3 Outside Activities. Employee shall obtain the consent of the board of directors before he engages, either directly or indirectly, in any other professional or business activities that may require an appreciable portion of Employee's time or effort to the detriment of the Company's business. Such consent will not be unreasonably withheld.

              1.4 Direction of Services. Employee shall at all times discharge his duties in consultation with and under the supervision and direction of the Company's president, any duly designated representative of the president, and board of directors.

        2.    Compensation and Expenses.

              2.1 Salary. As compensation for services under this Agreement, the Company shall pay to Employee a regular salary to be established each year by the President of the Company. Such salary may be adjusted from time to time unless the board of directors in its discretion determines not to do so. Payment shall be made on a bi-weekly basis, less all amounts required by law to be withheld or deducted, at such times as shall be determined by the board of directors.

              2.2 Additional Employee Benefits. Employee shall also have the right to receive or participate in (a) any additional benefits, including, but not limited to, insurance programs, profit sharing or pension plans, and medical reimbursement plans, which may from time to time be made available by the Company to corporation officers as a group, and (b) any additional benefits set forth in Schedule 2.2 attached to this Agreement (the absence of which shall indicate that no additional specific benefits are so provided for).

              2.3 Expenses. The Company shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses in such form required by the Company.




        3.    Confidential Information.

              3.1 Access to Information. Employee acknowledges that in the course of his employment he will have access to proprietary information, trade secrets, and other confidential information, that such information is a valuable asset of the Company, and that its disclosure or unauthorized use will cause the Company substantial harm. As used in this Agreement, the term "Confidential Information" means: (a) proprietary information and trade secrets of the Company and (b) information designated by the Company as confidential or which Employee knows or should know is confidential.

              3.2 Ownership. Employee acknowledges that all Confidential Information shall continue to be the exclusive property of the Company, whether or not prepared in whole or in part by Employee and whether or not disclosed to Employee or entrusted to his custody in connection with his employment by the Company.

              3.3 Nondisclosure and Nonuse. Unless authorized or instructed in writing by the Company, or required by legally constituted authority, Employee will not, except as required in the course of the Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public, other than by his act or failure to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information.

              3.4 Return of Confidential Information. Upon request by the Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Employee will deliver immediately to the Company all Confidential Information; Employee will thereafter retain no excerpts, notes, photographs, reproductions, or copies thereof.

              3.5 Work Made for Hire. Employee agrees that all creative work, including without limitation designs, drawings, specifications, techniques, models, and processes, prepared or originated by Employee for the Company, or during or within the scope of employment by the Company, whether or not subject to protection under federal copyright or other law, constitutes work made for hire, all rights to which are owned by the Company; and, in any event, Employee assigns to the Company all rights, title, and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law.

              3.6 Duration. The obligations set forth in this Section 3 will continue beyond the term of employment of Employee by the Company and for so long as Employee possesses Confidential Information.

        4.    Noncompetition.

              4.1 Covenant. Employee covenants that Employee will not, throughout the United States, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly during the term of employment and for one year thereafter:

                    4.1.1 Engage or prepare to engage in any business that competes with the Company;

                    4.1.2 Induce or attempt to induce any person who is an employee of the Company during the term of this covenant to leave the employ of the Company; or

                    4.1.3. Solicit, divert, or accept orders for products or services that are substantially competitive with the products or services sold by the Company from any customer of the Company.

              4.2 Enforcement. Employee acknowledges and agrees that the time, scope, and other provisions of this Section 4 have been specifically negotiated by sophisticated parties with the advice and consultation of counsel and specifically hereby agrees that such time, scope, and other provisions are reasonable under the circumstances. Employee further agrees that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Section 4 is unenforceable for any reason, the maximum restrictions reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions held unenforceable.

        5.    Termination.

              5.1 Voluntary Resignation. Employee may terminate his employment under this Agreement by 90 days' written notice to the Company.

              5.2 Termination by the Company. The Company may terminate Employee's employment under this Agreement with or without cause by 90 days' written notice to Employee. If the Company shall substantially diminish Employee's salary, duties, or title, or shall relocate the principal place where Employee's duties are performed to a place outside of the Portland metropolitan area, then Employee may elect (but shall not be required) to treat such event as a termination without cause. This Agreement shall terminate immediately upon employee's death. In the event of the termination of the employment of Employee by the Company without cause, Employee (a) shall continue to be paid the salary provided in Section 2.1 for 6 months from the date of notice of termination of employment in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under the Agreement and (b) shall be reimbursed for reasonable expenses to accommodate relocation back to the East Coast.

        6. Remedies. The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of Sections 3, 4.1, or 4.2 of this Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of this Agreement. Such remedy shall be in addition to any other remedy available to the Company at law or in equity.

        7. Severability of Provisions. The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.

        8. Attorney Fees. In the event a suit or action is filed to enforce Sections 3, 4.1, or 4.2 of this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at trial or on appeal.

        9. Nonwaiver. Failure of the Company at any time to require performance of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.




        10.   Arbitration.

              10.1 Claims Covered. All claims or controversies, except for those excluded by Section 10.2 ("claims"), whether or not arising out of Employee's employment (or its termination), that Company may have against the Employee or that Employee may have against the Company or against its officers, directors, employees or agents, in their capacity as such or otherwise, shall be resolved as provided in this Section 10. Claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as provided in Section 10.2.

              10.2 Non-covered Claims. Claims arising out of Sections 3, 4.1, or 4.2 of this Agreement and workers' compensation or unemployment compensation benefits are not covered by this Agreement. Non-covered claims include but are not limited to claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

              10.3 Required Notice of All Claims and Statute of Limitations. Company and Employee agree that the aggrieved party must give written notice of any claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.

              10.4 Hearing or Mediation. Prior to any arbitration proceeding taking place pursuant to this Section, Company or Employee may, at its respective option, elect to submit the claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in which event both parties shall execute a suitable confidentiality agreement and abide by the procedures specified by the mediation tribunal or mediator.

              10.5 Arbitration Procedures. Any arbitration shall be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"), modified to substitute for AAA actions, the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the State of Oregon ("the Arbitrator"). The arbitration shall take place in or near Portland, Oregon.

                    10.5.1 Selection of Arbitrator. The USA&MS shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator.
If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

                    10.5.2 Applicable Law. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the claim(s) asserted. The Oregon Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.


                    10.5.3 Authority. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

                    10.5.4 Representation. Any party may be represented by an attorney or other representative selected by the party.

                    10.5.5 Discovery. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

                    10.5.6. Reporter. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

                    10.5.7 Post-Hearing Briefs. Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

              10.6 Enforcement. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Employee agree that neither shall initiate or prosecute any lawsuit or administrative action (other than for a non-covered claim) in any way related to any claim covered by this Agreement. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

              10.7 Arbitration Fees and Costs. Company and Employee shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any, provided that the Arbitrator, in its sole discretion, may award reasonable fees to the prevailing party in a proceeding.

        11. General Terms and Conditions. The parties acknowledge that the Company is engaged in transactions involving interstate commerce and that Employee's employment involves such commerce. This Agreement constitutes the entire understanding of the parties relating to the employment of Employee by the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of the Company. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement.

        IN WITNESS HEREOF, the parties have executed this Employment Agreement as of the date first hereinabove written.

                                      EPITOPE, INC.



Bryon A. Allen, Jr.                   By:  Adolph J. Ferro, Ph.D.
Byron A. Allen, Jr.                               Adolph J. Ferro, Ph.D.
                                            Title:  President